UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 3, 2016, McEwen Mining Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of voting at the 2016 annual meeting of shareholders of the Company held on May 31, 2016 (the “Annual Meeting”) with respect to election of directors, an advisory vote on executive compensation (“say-on-pay”), an advisory vote on the frequency of the say-on-pay vote, and appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2016.  This Amendment No. 1 to Form 8-K is being filed to report the Company’s decision on the implementation of the frequency of the say-on-pay vote.

Item 5.07              Submission of Matters to a Vote of Security Holders

As reported in the Original 8-K, a majority of the shares that voted at the Annual Meeting on the non-binding advisory vote regarding the frequency of future say-on-pay votes voted for the Company to hold such votes on executive compensation every three years.  In light of this result, and after consideration by the Compensation Committee of the Board of Directors, the Committee has determined effective October 7, 2016 that the Company will hold future non-binding, advisory votes on executive compensation every three years until the next required non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: October 25, 2016	By:	/s/ Carmen Diges
Carmen Diges, General Counsel